EXHIBIT 32.1

CERTIFICATION PURSUANT TO
 18 U.S.C. {section} 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Pacific Land and Coffee Corporation (the "Company") on Form 10-K for the period ending March  31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John L Hales, Chief Executive  Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that, to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: September 22, 2010 By /s/ John L. Hales ----------------------------- John L. Hales Chief Executive Officer (Principal Executive Officer)